Exhibit 99.1

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Julie P. Whalen
3250 Van Ness Avenue	EVP, Chief Financial Officer
San Francisco, CA 94109	(415) 616-8524

Stephen C. Nelson
VP, Investor Relations
(415) 616-8754

Gabrielle L. Rabinovitch
Manager, Investor Relations
(415) 616-7727

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Announces Second Quarter 2012 Results

Raises Financial Guidance for Fiscal Year 2012

San Francisco, CA, August 21, 2012 — Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second quarter of fiscal 2012 ended July 29, 2012 (“Q2 12”).

Q2 12 RESULTS

•	Net revenues increased 7.3% to $874 million in Q2 12 from $815 million in the second quarter of fiscal 2011 ended July 31, 2011 (“Q2 11”). Comparable brand revenue increased 7.4%.

•	Operating margin increased to 8.0% from 7.9% in Q2 11. Excluding Q2 11 unusual business events, non-GAAP operating margin in Q2 11 was 8.0%. (See Exhibit 1 for the impact of unusual business events.)

•	Diluted earnings per share (“EPS”) increased 16% to $0.43 versus $0.37 in Q2 11 (see Exhibit 1).

•

During the quarter, the company repurchased 884,763 shares of common stock for approximately $31 million, leaving $63 million remaining under the $225 million stock repurchase program authorized by the Board in January 2012.

Laura Alber, President and Chief Executive Officer commented, “During the quarter, we delivered strong performance in revenues, operating margin and earnings per share. Diluted EPS grew 16% on revenue growth of 7%, with comparable brand revenue growth accelerating from 5.4% in Q1 to 7.4% in Q2. Importantly, we drove this growth in revenues and earnings while simultaneously investing in our long-term growth initiatives.”

Alber continued, “Our momentum entering the third quarter remains strong, and we are well-prepared to execute our second-half strategies. While pleased with the progress we have made in the first half of this year, we believe it is prudent to remain cautious given the continuing uncertainties in the economy.”

Alber concluded, “Today, we also announced our plans to open our first four company-operated stores outside of North America in Sydney, Australia. These stores, representing the Williams-Sonoma, Pottery Barn, Pottery Barn Kids, and West Elm brands, are slated to open in early fiscal 2013. This global expansion opportunity reflects the strength and appeal of our brands and will serve to drive our business over the long-term.”

Comparable brand revenue growth in Q2 12 increased 7.4% on top of 6.5% in Q2 11 as shown in the table below:

Second Quarter Comparable Brand Revenue Growth by Concept*

	Q2 12	Q2 11
Pottery Barn	11.7%	3.4%
Williams-Sonoma**	<0.4%>	0.9%
Pottery Barn Kids	3.8%	7.6%
West Elm	15.6%	28.6%
PBteen	0.8%	19.5%
Total	7.4%	6.5%

*	See the company’s 10-K and 10-Q filings for the definition
of comparable brand revenue growth.

**	Williams-Sonoma excludes net revenues from
Williams-Sonoma Home (“WSH”) merchandise. Including
WSH, comparable brand revenue growth for
Williams-Sonoma was <1.5%> in Q2 12 and 0.7% in Q2 11.
(WSH net revenues are included in the total.)

Direct-to-customer (“DTC”) net revenues in Q2 12 increased 12.6% to $414 million from $368 million in Q2 11, with increases across all brands. This growth was led by Pottery Barn and West Elm, as well as incremental net revenues from Rejuvenation. E-commerce net revenues increased 13.9% to $361 million in Q2 12 versus $317 million in Q2 11. DTC net revenues generated 47% of total company net revenues in Q2 12 versus 45% in Q2 11.

Retail net revenues in Q2 12 increased 3.0% to $460 million versus $447 million in Q2 11, primarily driven by Pottery Barn and West Elm, and partially offset by a decrease in Williams-Sonoma. Retail leased square footage decreased 0.5%. Comparable store sales in Q2 12 increased 3.9% versus 1.4% in Q2 11.

Gross margin expressed as a percentage of net revenues in Q2 12 was 38.3% versus 37.9% in Q2 11.

Selling, general and administrative (“SG&A”) expenses in Q2 12 were $264 million or 30.2% of net revenues versus $245 million or 30.0% in Q2 11. Included in the 20 basis point increase from Q2 11 to Q2 12 were planned incremental investments to support our e-commerce, global expansion and business development growth strategies.

Merchandise inventories at the end of Q2 12 increased 10.7% to $616 million versus $557 million at the end of Q2 11.

STOCK REPURCHASE PROGRAM

During the second quarter, the company repurchased 884,763 shares of common stock at an average cost of $35.43 per share and a total cost of approximately $31 million. As of July 29, 2012, $63 million remained under the $225 million stock repurchase program authorized by the Board in January 2012.

FY 12 FINANCIAL GUIDANCE (for the 53-weeks ending February 3, 2013)

•	Third Quarter and Fiscal Year Guidance

Guidance for Third Quarter and Fiscal Year 2012

	Third Quarter		Fiscal Year
	Q3 12 GUID (13 weeks)	Q3 11 ACT (13 weeks)	FY 12 GUID (53 weeks)	FY 11 ACT (52 weeks)
Total Net Revenues (millions)	$905 - $925	$867	$3,975 - $4,025	$3,721
Total % Growth vs. Prior Year (53-week vs. 52-week)	4 - 7%	6.3%	7 - 8%	6.2%
Total Adjusted % Growth vs. Prior Year (53-week vs. 53-week)	N/A	N/A	5 - 6%	6.2%
Comparable Brand Revenue Growth* (53-week vs. 53-week)	4 - 6%	7.3%	4 - 6%	7.3%
Non-GAAP Operating Margin**	7.5 - 8.1%	7.9%	10.1 - 10.4%	10.3%
Non-GAAP Diluted EPS	$0.43 - $0.46	$0.41	$2.44 - $2.51	$2.24
GAAP Diluted EPS	$0.43 - $0.46	$0.41	$2.40 - $2.47	$2.22
Leased Square Footage % Change	<1> - 0%	<4.0%>	<1> - 0%	<1.5%>

*	See the company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

**	The non-GAAP operating margin above excludes the impact of unusual business events of approximately 20 basis points in FY 12. We anticipate GAAP operating margin to be in the range of 9.9 - 10.2 % in FY 12.

Guidance for Fiscal Year 2012

	FY 12 GUID (53 weeks)	FY 11 ACT (52 weeks)

DTC Net Revenue % Growth vs. Prior Year (53-week vs. 52-week)	11 - 14%	12.4%
Adjusted DTC Net Revenue % Growth vs. Prior Year (53-week vs. 53-week)	8 - 11%	12.4%
Comparable Store Sales Growth* (53-week vs. 53-week)	2 - 3%	3.5%
Income Tax Rate	38.2 - 38.6%	37.9%
Capital Spending (millions)	$200 - $220	$130
Depreciation and Amortization (millions)	$136 - $140	$131
Amortization of Deferred Lease Incentives (millions)	$26 - $28	$28
Stock-based Compensation Expense (millions)	$32 - $34	$24

*	See the company’s 10-K and 10-Q filings for the definition of comparable stores.

•	Store Openings and Closings

Store Opening and Closing Guidance by Retail Concept

	Q4 11 ACT	Q2 YTD 12 ACT			Q3 12 GUID			FY 12 GUID
Retail Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End
Williams-Sonoma	259	2	<2>	259	2	<1>	260	5	<13> *	251
Pottery Barn	194	2	<3>	193	4	<3>	194	8	<10> *	192
Pottery Barn Kids	83	1	<1>	83	1	-	84	3	<2> *	84
West Elm	37	4	<1>	40	5	<1>	44	12	<3> *	46
Rejuvenation	3	1	-	4	-	-	4	1	-	4
Total**	576	10	<7>	579	12	<5>	586	29	<28>	577

*	FY 12 store closing numbers include 20 permanent store closures. FY 12 total store opening and closing numbers for Williams-Sonoma, Pottery Barn, Pottery Barn Kids and West Elm include 1, 5, 1 and 1 stores, respectively, for temporary closure and re-opening due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently re-opened due to square footage expansion, store modification, or relocation.
**	Temporary “pop-up” stores, where lease terms are typically short-term in nature and are used to test new markets, are not included in the totals above as they are not considered permanent stores. As of Q2 12, we currently operate two pop-up stores, one in West Elm and one in PBteen.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 21, 2012, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP operating margin and diluted EPS. These non-GAAP financial measures exclude the impact of employee separation charges and the impact of asset impairment and early lease termination charges for underperforming retail stores. We have reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in the text of this release and in Exhibit 1. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and FY 12 guidance on a comparable basis with our quarterly and FY 11 results. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our Q3 12 and fiscal year 2012 guidance; our momentum entering the third quarter; our execution of strategies for the second half of fiscal year 2012; our plans to open stores in Sydney, Australia; and the role global expansion will serve in driving our business.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 12; recent changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2012, and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing seven distinct merchandise strategies – Williams-Sonoma (cookware and wedding registry), Pottery Barn (furniture and bridal registry), Pottery Barn Kids (kids’ furniture and baby registry), PBteen (girls’ bedding and boys’ bedding), West Elm (modern furniture and room decor), Williams-Sonoma Home (luxury furniture and decorative accessories) and Rejuvenation (lighting and hardware) – are marketed through 579 stores, seven direct mail catalogs and six e-commerce websites. Williams-Sonoma, Inc. currently operates in the United States and Canada, offers international shipping to customers worldwide, and franchises its brands throughout the Kingdom of Saudi Arabia, Kuwait, and the United Arab Emirates.

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

THIRTEEN WEEKS ENDED JULY 29, 2012 AND JULY 31, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	SECOND QUARTER
	2012		2011
	(13 Weeks)		(13 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$414,361	47.4%	$368,041	45.2%
Retail net revenues	459,922	52.6	446,709	54.8

Net revenues	874,283	100.0	814,750	100.0

Cost of goods sold	539,803	61.7	506,029	62.1

Gross margin	334,480	38.3	308,721	37.9

Selling, general and administrative expenses	264,377	30.2	244,636	30.0

Operating income	70,103	8.0	64,085	7.9
Interest (income) expense, net	(168)	-	69	-

Earnings before income taxes	70,271	8.0	64,016	7.9
Income taxes	26,891	3.1	24,707	3.0

Net earnings	$43,380	5.0%	$39,309	4.8%

Earnings per share:
Basic	$0.44		$0.38
Diluted	$0.43		$0.37

Shares used in calculation of earnings per share:
Basic	99,209		104,467
Diluted	100,818		106,766

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

TWENTY-SIX WEEKS ENDED JULY 29, 2012 AND JULY 31, 2011

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	YEAR-TO-DATE
	2012		2011
	(26 Weeks)		(26 Weeks)
		% of		% of
	$	Revenues	$	Revenues
Direct-to-customer net revenues	$788,768	46.6%	$712,162	44.9%
Retail net revenues	903,129	53.4	873,413	55.1

Net revenues	1,691,897	100.0	1,585,575	100.0

Cost of goods sold	1,048,151	62.0	980,971	61.9

Gross margin	643,746	38.0	604,604	38.1

Selling, general and administrative expenses	524,320	31.0	488,819	30.8

Operating income	119,426	7.1	115,785	7.3
Interest (income) expense, net	(359)	-	70	-

Earnings before income taxes	119,785	7.1	115,715	7.3
Income taxes	45,689	2.7	44,791	2.8

Net earnings	$74,096	4.4%	$70,924	4.5%

Earnings per share:
Basic	$0.74		$0.68
Diluted	$0.73		$0.66

Shares used in calculation of earnings per share:
Basic	99,815		104,795
Diluted	101,541		107,071

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(DOLLARS IN THOUSANDS)

	July 29, 2012	January 29, 2012	July 31, 2011
Assets
Current assets
Cash and cash equivalents	$336,550	$502,757	$424,634
Restricted cash	16,043	14,732	14,721
Accounts receivable, net	53,424	45,961	51,406
Merchandise inventories, net	616,355	553,461	556,628
Prepaid catalog expenses	39,362	34,294	41,663
Prepaid expenses	33,805	24,188	39,697
Deferred income taxes, net	91,728	91,744	85,690
Other assets	9,103	9,229	7,626

Total current assets	1,196,370	1,276,366	1,222,065

Property and equipment, net	743,915	734,672	735,129
Non-current deferred income taxes, net	11,483	12,382	32,381
Other assets, net	38,116	37,418	20,549

Total assets	$1,989,884	$2,060,838	$2,010,124

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$201,905	$218,329	$196,843
Accrued salaries, benefits and other	85,598	111,774	78,488
Customer deposits	202,590	190,417	191,889
Income taxes payable	26,442	22,435	13,190
Current portion of long-term debt	1,652	1,795	1,542
Other liabilities	27,682	27,049	25,731

Total current liabilities	545,869	571,799	507,683

Deferred rent and lease incentives	178,996	181,762	195,691
Long-term debt	5,421	5,478	7,064
Other long-term obligations	49,131	46,537	49,499

Total liabilities	779,417	805,576	759,937

Stockholders’ equity	1,210,467	1,255,262	1,250,187

Total liabilities and stockholders’ equity	$1,989,884	$2,060,838	$2,010,124

ADDITIONAL INFORMATION

	Store Count					Average Leased Square Footage Per Store
Retail Concept	April 29, 2012	Openings	Closings	July 29, 2012	July 31, 2011	July 29, 2012	July 31, 2011
Williams-Sonoma	259	2	<2>	259	268	6,500	6,500
Pottery Barn	193	1	<1>	193	200	13,800	13,700
Pottery Barn Kids	82	1	-	83	83	8,100	8,200
West Elm	38	2	-	40	35	16,400	17,200
Rejuvenation	3	1	-	4	-	13,200	-

Total	575	7	<3>	579	586	9,900	9,800

	Total Store Square Footage
	April 29, 2012			July 29, 2012	July 31, 2011
Total store selling square footage	3,522,000			3,526,000	3,558,000
Total store leased square footage	5,725,000			5,738,000	5,767,000

WILLIAMS-SONOMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

TWENTY-SIX WEEKS ENDED JULY 29, 2012 AND JULY 31, 2011

(DOLLARS IN THOUSANDS)

	YEAR-TO-DATE
	2012	2011

	(26 Weeks)	(26 Weeks)
Cash flows from operating activities
Net earnings	$74,096	$70,924

Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	65,318	65,899
Loss on sale/disposal of assets	794	646
Impairment of assets	-	172
Amortization of deferred lease incentives	(13,179)	(13,999)
Deferred income taxes	(5,843)	(4,830)
Tax benefit from exercise of stock-based awards	6,550	5,865
Stock-based compensation expense	15,092	12,256
Changes in:
Accounts receivable	(6,953)	(9,048)
Merchandise inventories	(62,778)	(42,669)
Prepaid catalog expenses	(5,068)	(4,839)
Prepaid expenses and other assets	(10,533)	(17,262)
Accounts payable	(22,781)	(42,240)
Accrued salaries, benefits and other current and long-term liabilities	(22,658)	(46,523)
Customer deposits	12,218	(846)
Deferred rent and lease incentives	10,449	7,648
Income taxes payable	4,012	(28,885)

Net cash provided by (used in) operating activities	38,736	(47,731)

Cash flows from investing activities:
Purchases of property and equipment	(69,608)	(62,525)
Restricted cash deposits	(1,311)	(2,209)
Other	(54)	(159)

Net cash used in investing activities	(70,973)	(64,893)

Cash flows from financing activities:
Repurchase of common stock	(93,076)	(62,496)
Payment of dividends	(44,449)	(33,617)
Tax withholdings related to stock-based awards	(11,073)	(8,181)
Proceeds from exercise of stock-based awards	8,980	7,412
Excess tax benefit from exercise of stock-based awards	6,390	4,821
Repayments of long-term obligations	(200)	(66)
Other	(394)	(20)

Net cash used in financing activities	(133,822)	(92,147)

Effect of exchange rates on cash and cash equivalents	(148)	1,002
Net decrease in cash and cash equivalents	(166,207)	(203,769)
Cash and cash equivalents at beginning of period	502,757	628,403

Cash and cash equivalents at end of period	$336,550	$424,634

Exhibit 1

Reconciliation of Q2 12 and Q2 11 Actual GAAP to Non-GAAP

Operating Margin By Segment*

(Dollars in millions)

	DTC		RETAIL			UNALLOCATED					TOTAL
	Q2 12	Q2 11	Q2 12	Q2 11		Q2 12			Q2 11		Q2 12	Q2 11
Net Revenues	$414	$368	$460	$447		$-			$-		$874	$815
GAAP Operating Income/<Expense>**	95	84	39	38		<64	>		<58	>	70	64
GAAP Operating Margin***	23.0%	22.7%	8.4%	8.6%		<7.3	%>		<7.1	%>	8.0%	7.9%
Unusual Business Events (Note 2)	-	-	-	1		-			-		-	1
Non-GAAP Operating Income/<Expense> Excluding Unusual Business Events	$95	$84	$39	$39	$	<64	>	$	<58	>	$70	$65
Non-GAAP Operating Margin	23.0%	22.7%	8.4%	8.7%		<7.3	%>		<7.1	%>	8.0%	8.0%
*	See the company’s 10-K and 10-Q filings for additional information on segment reporting.
**	Operating Income/<Expense> is defined as earnings before net interest income or expense and income taxes.
***	Operating Margin is defined as operating income as a percentage of net revenues.

Reconciliation of FY 12 Guidance and FY 11 Actual GAAP to Non-GAAP

Diluted Earnings Per Share*

(Totals rounded to the nearest cent per diluted share)

	Q1 12 ACT (13 Weeks)	Q2 12 ACT (13 Weeks)	Q3 12 GUID (13 Weeks)	FY 12 GUID (53 Weeks)
2012 GAAP Diluted EPS	$0.30	$0.43	$0.43 - $0.46	$2.40 - $2.47
Impact of Employee Separation Charges (Note 1)	$0.04	-	-	$0.04
Subtotal of Unusual Business Events	$0.04	-	-	$0.04
2012 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.34	$0.43	$0.43 - $0.46	$2.44 - $2.51

	Q1 11 ACT (13 Weeks)	Q2 11 ACT (13 Weeks)	Q3 11 ACT (13 Weeks)	FY 11 ACT (52 Weeks)
2011 GAAP Diluted EPS	$0.29	$0.37	$0.41	$2.22
Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (Note 2)	$0.01	$0.00	$0.00	$0.02
Subtotal of Unusual Business Events	$0.01	$0.00	$0.00	$0.02
2011 Non-GAAP Diluted EPS Excluding Unusual Business Events (Note 3)	$0.30	$0.37	$0.41	$2.24

*	Due to the differences between quarterly share counts and the year-to-date weighted average share count calculations and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters by approximately $0.02.

Note 1:	Impact of Employee Separation Charges – During Q1 12, we incurred charges of approximately $0.04 per diluted share or approximately 90 basis points of SG&A expenses and less than 10 basis points of gross margin, primarily associated with the previously announced retirement of our former Executive Vice President, Chief Operating and Chief Financial Officer. For FY 12, we anticipate approximately 20 basis points of SG&A expenses and less than 10 basis points of gross margin. These charges were recorded within the unallocated segment.

Note 2:	Impact of Asset Impairment and Early Lease Termination Charges for Underperforming Retail Stores (FY 11) – During Q1 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share or approximately 20 basis points of SG&A expenses. During Q2 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. During Q3 11, we incurred charges associated with early lease terminations of approximately $0.00 per diluted share or less than a 10 basis point impact to gross margin. For Q4 11, we incurred charges associated with asset impairment and early lease terminations of approximately $0.01 per diluted share, or less than 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. For FY 11, we incurred total charges associated with asset impairment and early lease terminations of approximately $0.02 per diluted share, or approximately 10 basis points of SG&A expenses and less than a 10 basis point impact to gross margin. All of these charges were recorded within the retail segment.

Note 3:	SEC Regulation G – Non-GAAP Information – This table includes one non-GAAP financial measure, Diluted EPS Excluding Unusual Business Events. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our quarterly and FY 12 diluted EPS actual results and guidance on a comparable basis with our quarterly and FY 11 actual results. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.